EXHIBIT D
                                 EnerShop, Inc.
                                  Balance Sheet
                                At June 30, 1997
                                    Unaudited
                                     (000's)


                                      ASSETS
--------------------------------------------
Current Assets:
                 Accounts Receivable - Trade                         $670
                 Income Tax Receivable                                466
                 Prepaid Assets                                        21
                                                                  -------
                 Total Current Assets                               1,157
                                                                  -------

Work In Progress                                                       65

Plant, Property & Equipment:
                 Furniture & Fixtures                                 115
                 Accumulated Depreciation / Amortization              (20)
                                                                  -------
                 Net Plant, Property & Equipment                       95
                                                                  -------

Other Assets:
                 Prepaid Benefits                                      60
                 Other Non-Current Assets                              13
                                                                  -------
                 Total Other Assets:                                   73
                                                                  -------

TOTAL ASSETS                                                       $1,390
                                                                  =======

                        LIABILITIES & EQUITY
--------------------------------------------
Current Liabilities:
                 Accounts Payable - CSW                               $25
                 Accounts Payable - Trade                             178
                 Accrued Payroll & Benefits                            89
                 Accrued Interest - CSW                                15
                                                                  -------
                 Total Current Liabilities                            307
                                                                  -------

Note Payable - Affiliated                                           3,632

Other Deferred Credits                                                 61

Equity:
                 Common Stock                                           0
                 Additional Paid In Capital                             1
                 Retained Earnings                                 (2,611)
                                                                  -------
                 Total Equity                                      (2,610)
                                                                  -------

TOTAL LIABILITIES & EQUITY                                         $1,390
                                                                  =======